UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)     June 6, 2008

                           METRO ONE DEVELOPMENT, INC.
           (Exact name of registrant as specified in its charter)

     DELAWARE                      333-61538                 98-0231687
  ----------------             --------------------    -------------------
  (State or Other                 (Commission          (IRS Employer
  Jurisdiction of                 File Number)           Identification
   Incorporation)                                            No.)

                         85 Corstate Avenue, Unit #1
                              Concord, Ontario
                               Canada L4K 4Y2
              ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)


     Registrant's telephone number, including area code:  (905) 760-2987

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.01       COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Effective March 18, 2008, we entered into a binding agreement with FTS Group, Inc. and OTG Technologies Group, Inc., a Florida corporation and wholly-owned subsidiary of FTS Group, Inc. (together, "FTS"), whereby FTS agreed to purchase certain assets of our value-added reseller business unit, dba On The Go Technologies Group, including its goodwill and intellectual property, and in addition, FTS agreed to assume On The Go Technologies Group's trade contracts beginning March 18, 2008. In exchange for the foregoing, FTS agreed to pay us $4,000,000. The $4,000,000 purchase price was comprised of the assumption of vendor debts totaling $2,900,000 and the issuance of a promissory note in the amount of $1,100,000. This initial purchase price was subject to adjustment based on a final determination of vendor debt on the effective date and receipt of additional information relating to the business. This transaction was reported on a current report on Form 8-K, filed March 20, 2008 and amended in a current report on Form 8-K/A, filed March 27, 2008.

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On June 6, 2008, we agreed to amend certain terms of the binding agreement
(the "Amendment"). Pursuant to the terms of the Amendment, we agreed to reduce the aggregate purchase price to approximately $3,511,864. The $3,511,864 purchase price is comprised of the promissory note issued on March 18, 2008, as amended, and the assumption of our vendor debt in the amounts of $650,000 and $2,861,864, respectively.

Pursuant to the terms of the Amendment, we cancelled any payments due to us on the note between March 18, 2008 and May 22, 2008. Pursuant to the Amendment, payments made by FTS on the note will be directed to Laurus Master Fund, Ltd. in order to pay the outstanding amounts due on our accounts receivable line with Laurus (the "Laurus Line"). Further, we agreed to assign outstanding receivables of approximately $119,000 to FTS for purposes of payment of our outstanding obligations on the Laurus Line. Upon satisfaction of the Laurus Line, any excess amounts due under the note or remaining from the assigned receivables, if any, will be redirected to us. If FTS fails to pay up to $650,000 toward the Laurus Line by July 14, 2008, unless extended by Laurus, FTS will be in default under the note. The default provisions remain the same as originally set forth in the March 18, 2008 binding agreement.

FTS also agreed to rent office space and related services from us for a period of 90 days at a rate of $10,000 per month.

The acquired assets, acquired trade contracts and the terms of the Confidentiality and Non-Compete Agreement remain the same as in the March 18, 2008 binding agreement and were incorporated into the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment No. 1 to Transaction Documents, filed as Exhibit 10.1 to this report and incorporated herein by reference.


This report contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including the risks described in our annual report on Form 10-KSB and other filings we make from time to time filed with the Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made. We do not intend to update any of the forward-looking statements after the date of this report to conform these statements to actual results or to changes in our expectations, except as required by law.

ITEM 9.01       EXHIBITS.

EXHIBIT NUMBER                     DESCRIPTION

10.1 Amendment No. 1 to Transaction Documents, dated June 6, 2008 between the Company on the one side and FTS Group, Inc. and OTG Technologies Group, Inc. on the other side (filed herewith).

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                                     SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          Metro One Development, Inc.
                                          --------------------------
                                                (Registrant)

Date:    June 16, 2008

                                             /s/ Stuart Turk
                                          --------------------------
                                                 (Signature)

                                           Name: Stuart Turk
                                          Title: Chief Executive Officer and
                                                 President

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